EXHIBIT 10.01

AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT TO EXTENSION AGREEMENT (“Agreement”) is entered into effective this 5th day of May, 2011, by and among Media Technologies, Inc., a Nevada corporation (the “Corporation” or “MDTC”), TechTV Media Inc., a Nevada Corporation (the “TechTV”), and R. Gordon Jones (the “Selling Stockholder”)

RECITALS

A.

Whereas, January 12, 2011, the Corporation, TechTV and the Selling Stockholder entered into a Share Exchange Agreement (the “Share Exchange Agreement”) under which the Corporation would acquired 100% of the capital stock of TechTV in exchange for 5,000,000 shares of common stock of the Corporation, which shares were issued, are held in escrow and are to be delivered to the Selling Stockholder upon reaching certain milestones.

B.

Whereas, the Corporation and the Selling Stockholder have agreed to modify the terms of the Share Exchange Agreement to provide that the Selling Stockholder shall be entitled to 3,500,000 shares of common stock of the Corporation, which shares will be held in escrow and delivered to the Selling Stockholder upon reaching certain milestones, as provided in this Agreement.

AGREEMENT

NOW, THEREFORE, upon these premises, which are incorporated herein by reference, and for and in consideration of the mutual promises and covenants set forth herein, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

1.

Capitalized terms used but not defined in this Agreement have the meanings set forth in the Share Exchange Agreement.

2.

Article 2, Sections 2.2, 2.3 and 2.4 of the Share Exchange Agreement are hereby amended to read as follows:

2.1

Acquisition Consideration. The total Acquisition Consideration to be paid by MDTC for the TechTV Shares shall be a total of 3,500,000 shares of the previously authorized but unissued unregistered and restricted shares of the Common Stock, $0.001 par value per share of MDTC, subject to and based upon TechTV securing 350,000 new Subscriptions (the "Anticipated Subscribers") during the period commencing on the date of Closing and ending on the second year anniversary date thereof (the "Subscriber Period").   Subject to all the terms and conditions of this Agreement, MDTC will issue the Acquisition Consideration of 3,500,000 MDTC Shares in the name of the Selling Stockholder, in 8 separate certificates of 437,500 shares each, which shares shall be held in escrow, subject to delivery and/or cancellation as set forth below.

2.2

Deposit and Escrow of Acquisition Consideration Shares.  MDTC and the Selling Stockholder hereby agrees that the Escrow Holder, pursuant to the terms of an Escrow Agreement attached hereto as Exhibit 2.3, shall hold in escrow the eight (8) stock certificates for 437,500 shares each, issued by MDTC in the name of the Selling Stockholder, representing an aggregate of 3,500,000 MDTC  Shares, as set  forth in Section 2.2, along with irrevocable stock powers issued in blank (the "Stock Powers") duly executed by the Seller Stockholder with signature medallion guaranteed.

2.3

Delivery and/or Cancellation of Escrow Shares.  During the Subscriber Period Escrow Holder release a certificate representing 437,500 MDTC shares for each 43,750 Subscribers under TechTV Contracts secured. As soon as practicable, but in no event later than 30 days after the end of each three month period (each a “Calculation Period”) commencing on the Closing Date, provided that TechTV has secured TechTV Contracts with Cable Providers during said three month Calculation Period, which Cable Providers have an aggregate Subscriber base calculated as of the date of the TechTV Contract of a minimum of 43,750 Subscribers, Escrow Holder will release and deliver to the Selling Shareholder a certificate representing 437,500 MDTC Shares. If TechTV has not secured TectTV Contracts with Cable Providers with a minimum of 43,750 Subscribers during such Calculation Period, no shares shall be released from escrow.  Any Subscriber’s in excess of the minimum of 43,750 but less than the number necessary for the release of the next block of MDTC Shares, shall rollover and be added to the number Subscriber in the next Calculation period, and the release of shares shall be subject to TechTV securing TechTV Contracts by the end of such Calculation Period with Cable Providers with a minimum of 43,750 Subscribers.  As soon as practicable, but in no event later than 45 days after the end of the Subscriber period MDTC and TechTV shall determine the total number of Subscribers under the TechTV Contracts secured during the Subscriber  Period and Escrow Holder shall release and deliver certificates for any shares due for delivery based on the quotient obtained by dividing the total number of Subscriber under the TechTV Contracts, as the numerator and 500,000 as the denominator, and shall deliver the certificates representing the remaining balance of the MDTC Shares which have not been released, and accompanying Stock Powers to the then acting registrar and transfer agent for cancellation.

3.

Except as amended as set forth above, all other terms and conditions of the Merger Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, each of the parties hereto has caused its corporate name to be hereunto subscribed by its officer thereunto duly authorized all as of the day and year first above written.

MEDIA TECHNOLOGIES, INC.
A Nevada Corporation

/s/ Bryant D. Cragun
By: Bryant D. Cragun
Its: President and Secretary

TECHTV MEDIA INC.

/s/ R. Gordon Jones
By: R. Gordon Jones
Its: President and Secretary

SELLING STOCKHOLDER

/s/ R. Gordon Jones
R. Gordon Jones